Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RECORD FIRST QUARTER EPS FROM CONTINUING
OPERATIONS OF $0.79 ($0.82 ON AN ADJUSTED BASIS)

COMPARABLE STORE SALES INCREASE 3.0%

COMPANY INCREASES OUTLOOK FOR FISCAL 2016 ADJUSTED EPS

Columbus, Ohio - May 27, 2016 - Big Lots, Inc. (NYSE: BIG) today reported income from continuing operations of $38.6 million, or $0.79 per diluted share, for the first quarter of fiscal 2016 ended April 30, 2016. This result includes an after tax expense of $1.3 million, or $0.03 per diluted share, associated with legacy pension plans which have been terminated. Excluding this expense, adjusted income from continuing operations totaled $39.9 million, or $0.82 per diluted share (see non-GAAP table included later in this release), which compares to our guidance of adjusted income from continuing operations of $0.66 to $0.72 per diluted share (non-GAAP). Adjusted income from continuing operations for the first quarter of fiscal 2015 was $33.0 million, or $0.61 per diluted share (non-GAAP). Comparable store sales for stores open at least fifteen months increased 3.0% for the quarter, compared to our guidance of an increase in the low single digits. Net sales for the first quarter of fiscal 2016 increased 2.5% to $1,312.6 million, as our comparable store sales increase was partially offset by a lower store count compared to last year.

Commenting on today’s release, David Campisi, Chief Executive Officer and President of Big Lots, stated, “I’m very pleased with our first quarter results. Q1 comps increased for the 9th consecutive quarter and were at the high end of our guidance range. Jennifer continues to respond positively to our strategic focus on ownable and winnable merchandise categories, improved merchandise presentations and more consistent in-store execution.”

FIRST QUARTER HIGHLIGHTS

•	Record adjusted income from continuing operations of $0.82 per diluted share (non-GAAP), compared to adjusted income from continuing operations of $0.61 per diluted share (non-GAAP) last year

•	Comparable store sales increase 3.0%

	Earnings per Share

	Q1 2016	Q1 2015

Continuing operations	$0.79	$0.60

Impact of legacy pension costs (1)	$0.03	$0.01

Continuing operations - adjusted basis (1)	$0.82	$0.61

(1) Non-GAAP detailed reconciliation provided below.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Inventory and Cash Management

Inventory ended the first quarter of fiscal 2016 at $807 million, compared to $835 million for the first quarter of fiscal 2015. Inventory per store decreased compared to last year, combined with a lower store count year over year.

We ended the first quarter of fiscal 2016 with $64 million of Cash and Cash Equivalents and $154 million of borrowings under our credit facility compared to $67 million of Cash and Cash Equivalents and $41 million of borrowings under our credit facility as of the end of the first quarter of fiscal 2015. Cash flow (cash provided by operating activities less cash used in investing activities) for the first quarter of fiscal 2016 was $60 million compared to $59 million for the first quarter of fiscal 2015. Cash flow was focused on reinvesting in the Company’s strategic initiatives to support long-term sustainable growth and returning cash to our shareholders through our share repurchase and dividend efforts.

Total Cash Returned To Shareholders
As a reminder, on March 1, 2016, our Board of Directors approved a share repurchase program (“2016 Share Repurchase Program”) providing for the repurchase of up to $250 million of our common shares. During the first quarter of fiscal 2016, we invested $138 million to purchase 3.0 million shares, leaving us with approximately $112 million of authorization remaining at the end of the first quarter. The combination of this share repurchase activity and our quarterly dividend payment represents approximately $148 million returned to shareholders during the first fiscal quarter of 2016.

Subsequent to the end of the first quarter of fiscal 2016, we exhausted the authorization remaining under our 2016 Share Repurchase Program on May 25, 2016. In total for the program, we invested $250 million to repurchase 5.6 million shares, or approximately 11% of the Company’s shares outstanding. Common shares acquired through the 2016 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes.

As announced earlier today in a separate press release, on May 26, 2016, our Board of Directors declared a quarterly cash dividend of $0.21 per common share. This dividend payment of approximately $10 million is payable on June 24, 2016, to shareholders of record as of the close of business on June 10, 2016.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

FISCAL Q2 2016 GUIDANCE

•
Provides initial Q2 guidance for adjusted income from continuing operations of $0.42 to $0.47 per diluted share (non-GAAP), compared to adjusted income from continuing operations of $0.41 per diluted share (non-GAAP) for the same period last year

•	Provides initial Q2 guidance for comparable store sales in the range of flattish to an increase of 2%

For the second quarter of fiscal 2016, we estimate adjusted income from continuing operations will be in the range of $0.42 to $0.47 per diluted share (non-GAAP), compared to adjusted income from continuing operations of $0.41 per diluted share (non-GAAP) for the second quarter of fiscal 2015. This guidance is based on an estimated comparable store sales in the range of flattish to an increase of 2% compared to a 2.8% comparable store sales increase in Q2 of fiscal 2015.

FISCAL 2016 GUIDANCE

•
Updates guidance for fiscal 2016 adjusted income from continuing operations to be in the range of $3.35 to $3.50 per diluted share (non-GAAP), representing an 11% to 16% increase compared to fiscal 2015 adjusted income from continuing operations of $3.01 per diluted share (non-GAAP)

•	Affirms guidance for fiscal 2016 comparable store sales increase in the low single digits

•	Affirms guidance for fiscal 2016 cash flow of $200 million

Based on the actual results for the first quarter and the guidance provided for the second quarter, we are updating our guidance for the full year of fiscal 2016. We estimate fiscal 2016 adjusted income from continuing operations will be in the range of $3.35 to $3.50 per diluted share (non-GAAP) compared to prior guidance of $3.20 to $3.35 per diluted share (non-GAAP). This compares to adjusted income from continuing operations of $3.01 per diluted share (non-GAAP) for fiscal 2015. This outlook is based on a comparable store sales increase in the low single digit range and total sales up slightly. We estimate this financial performance will result in cash flow of approximately $200 million.

	Q2		Full Year

	2016 Guidance (1)	2015 (2)	2016 Guidance (1)	2015 (2)

Adjusted EPS from continuing operations	$0.42 - $0.47	$0.41	$3.35 - $3.50	$3.01

(1) Non-GAAP - excludes potential impact of legacy pension costs.
(2) Non-GAAP - see attached reconciliation.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the first quarter and provide commentary on our outlook for fiscal 2016. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, June 10, 2016. A replay of this call will also be available beginning today at 12:00 noon through June 10 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 4012430. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,448 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Food, Consumables, Furniture, Seasonal, Soft Home, Hard Home, and Electronics & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, Ohio 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30	MAY 2
	2016	2015
	(Unaudited)	(Recast)

ASSETS

Current assets:
Cash and cash equivalents	$64,390	$67,191
Inventories	807,058	835,378
Other current assets	84,717	76,924
Total current assets	956,165	979,493

Property and equipment - net	552,289	566,939
Deferred income taxes	54,924	57,132
Other assets	43,243	45,248
	$1,606,621	$1,648,812

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$363,473	$368,094
Property, payroll and other taxes	85,205	77,177
Accrued operating expenses	93,122	81,755
Insurance reserves	41,870	39,918
Accrued salaries and wages	48,345	26,443
Income taxes payable	22,786	18,926
Total current liabilities	654,801	612,313

Long-term obligations under bank credit facility	153,800	40,500

Deferred rent	58,142	65,871
Insurance reserves	57,814	56,675
Unrecognized tax benefits	16,275	17,796
Other liabilities	45,715	61,571

Shareholders' equity	620,074	794,086
	$1,606,621	$1,648,812

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	APRIL 30, 2016		MAY 2, 2015
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,312,575	100.0	$1,280,455	100.0
Gross margin	517,681	39.4	504,116	39.4
Selling and administrative expenses	425,412	32.4	420,246	32.8
Depreciation expense	29,699	2.3	31,225	2.4
Operating profit	62,570	4.8	52,645	4.1
Interest expense	(634)	(0.0)	(496)	(0.0)
Other income (expense)	679	0.1	28	0.0
Income from continuing operations before income taxes	62,615	4.8	52,177	4.1
Income tax expense	24,002	1.8	19,869	1.6
Income from continuing operations	38,613	2.9	32,308	2.5
Income (loss) from discontinued operations, net of tax (expense) benefit of ($28) and $60, respectively	46	0.0	(95)	(0.0)
Net income	$38,659	2.9	$32,213	2.5

Earnings per common share - basic (a)
Continuing operations	$0.80		$0.61
Discontinued operations	0.00		0.00
Net income	$0.80		$0.61

Earnings per common share - diluted (a)
Continuing operations	$0.79		$0.60
Discontinued operations	0.00		0.00
Net income	$0.79		$0.60

Weighted average common shares outstanding
Basic	48,466		53,087
Dilutive effect of share-based awards	422		570
Diluted	48,888		53,657

Cash dividends declared per common share	$0.21		$0.19

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	APRIL 30, 2016	MAY 2, 2015
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$78,611	$87,525

Net cash used in investing activities	(18,752)	(28,752)

Net cash used in financing activities	(49,613)	(43,843)

Increase in cash and cash equivalents	10,246	14,930
Cash and cash equivalents:
Beginning of period	54,144	52,261
End of period	$64,390	$67,191

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: (1) selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, income from continuing operations, net income, diluted earnings per share from continuing operations, and diluted earnings per share for the first quarter of 2016, the first quarter of 2015, the second quarter of 2015, and the full-year 2015 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2016 - Thirteen weeks ended April 30, 2016

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$425,412	$(2,140)	$423,272
Selling and administrative expense rate	32.4%	(0.2)%	32.2%
Operating profit	62,570	2,140	64,710
Operating profit rate	4.8%	0.2%	4.9%
Income tax expense	24,002	846	24,848
Effective income tax rate	38.3%	0.0%	38.4%
Income from continuing operations	38,613	1,294	39,907
Net income	38,659	1,294	39,953
Diluted earnings per share from
continuing operations	$0.79	$0.03	$0.82
Diluted earnings per share	$0.79	$0.03	$0.82

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intention of completing the termination and distributing all plan assets during 2016, which totaled $2,140 ($1,294, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

First quarter of 2015 - Thirteen weeks ended May 2, 2015

	As Reported	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$420,246	$(1,067)	$419,179
Selling and administrative expense rate	32.8%	(0.1)%	32.7%
Operating profit	52,645	1,067	53,712
Operating profit rate	4.1%	0.1%	4.2%
Income tax expense	19,869	419	20,288
Effective income tax rate	38.1%	0.0%	38.1%
Income from continuing operations	32,308	648	32,956
Net income	32,213	648	32,861
Diluted earnings per share from
continuing operations	$0.60	$0.01	$0.61
Diluted earnings per share	$0.60	$0.01	$0.61

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intention of completing the termination and distributing all plan assets during 2016, which totaled $1,067 ($648, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Second quarter of 2015 - Thirteen weeks ended August 1, 2015

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$414,305	$(4,487)	$(1,058)	$408,760
Selling and administrative expense rate	34.2%	(0.4)%	(0.1)%	33.8%
Operating profit	30,537	4,487	1,058	36,082
Operating profit rate	2.5%	0.4%	0.1%	3.0%
Income tax expense	10,115	1,776	418	12,309
Effective income tax rate	36.4%	0.4%	0.1%	36.9%
Income from continuing operations	17,711	2,711	640	21,062
Net income	17,636	2,711	640	20,987
Diluted earnings per share from
continuing operations	$0.35	$0.05	$0.01	$0.41
Diluted earnings per share	$0.34	$0.05	$0.01	$0.41

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax) and all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intention of completing the termination and distributing all plan assets during 2016, which totaled $1,058 ($640, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Full-year 2015 - Fifty-two weeks ended January 30, 2016

	As Reported	Adjustment to exclude loss contingency	Adjustment to exclude pension costs	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,708,717	$(4,487)	$(12,932)	$1,691,298
Selling and administrative expense rate	32.9%	(0.1)%	(0.2)%	32.6%
Operating profit	235,732	4,487	12,932	253,151
Operating profit rate	4.5%	0.1%	0.2%	4.9%
Income tax expense	83,842	1,776	5,112	90,730
Effective income tax rate	37.0%	0.0%	0.1%	37.1%
Income from continuing operations	143,008	2,711	7,820	153,539
Net income	142,873	2,711	7,820	153,404
Diluted earnings per share from
continuing operations	$2.81	$0.05	$0.15	$3.01
Diluted earnings per share	$2.80	$0.05	$0.15	$3.01

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted income from continuing operations, adjusted net income, adjusted diluted earnings per share from continuing operations, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax accrual of a loss contingency associated with merchandise-related legal matters of $4,487 ($2,711, net of tax) and all costs associated with the Company’s pension plans, as the Company froze benefits and began termination activities for its pension plans in 2015 with the intention of completing the termination and distributing all plan assets during 2016, which totaled $12,932 ($7,820, net of tax). The pension costs encompass all items associated with net periodic benefit costs, including curtailment and settlement charges, and professional fees associated with the plan and plan termination proceedings.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.